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                                                                    Exhibit 99.1

                             F.Y.I. Incorporated
                       Pro Forma Summary Financial Data
                 In Thousand (Except Earnings Per Share Data)


                                          Three Months Ended                     Three Months Ended
                                          September 30, 2000                      December 31, 2000
                                              Pro-Forma                               Pro-Forma
Total Revenues                                      $ 92,729                               $ 92,744

Cost of Services                                      52,669                                 51,191
Depreciation                                           2,658                                  2,733
                                                    --------                               --------
Gross Profit                                          37,402                                 38,820

SG&A                                                  19,591                                 20,438
Amortization                                           1,865                                  1,868
                                                    --------                               --------
Operating Income                                      15,946                                 16,514

Other Expense                                          2,754                                  2,572
                                                    --------                               --------

Income before Income Taxes                            13,192                                 13,942

Provision for Income Taxes                             5,253                                  5,298
                                                    --------                               --------

Net Income                                          $  7,939                               $  8,644
                                                    ========                               ========

Weighted Average Shares
  Basic                                               15,471                                 16,050
  Diluted                                             16,368                                 16,656

Earnings Per Share
  Basic                                             $   0.51                               $   0.54
  Diluted                                           $   0.49                               $   0.52

The pro forma summary financial data presented above represents pro forma summary quarterly income statement information for the last half of the Company's fiscal year ended December 31, 2000 which removes the results of operations for the divested companies and closed facilities discussed in Note 2 (Special Charges) accompanying the Company's consolidated financial statements reported in its quarterly report on Form 10-Q/A for the second fiscal quarter ended June 30, 2001.